SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): August 2, 2004


                         VOLT INFORMATION SCIENCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)



          New York                       1-9232                13-5658129
----------------------------          -----------          ------------------
(State or Other Jurisdiction          (Commission          (I.R.S. Employer
      of Incorporation)               File Number)         Identification No.)



560 Lexington Avenue, New York, New York                                   10022
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


                                 (212) 704-2400
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)





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Item 2.  Acquisition or Disposition of Assets.
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         On  August  2,  2004,  Volt  Delta  Resources,  LLC  ("VoltDelta"),   a
wholly-owned subsidiary of Volt Information Sciences, Inc. ("Volt"), closed a Contribution Agreement (the "Contribution Agreement") that had been entered into with Nortel Networks Inc. ("Nortel Networks") on June 11, 2004 under which
Nortel  Networks  contributed   substantially  all  of  the  assets  (consisting
principally of customer base and contracts, intellectual property and inventory) and certain specified liabilities of its directory and operator services ("DOS") business to VoltDelta in exchange for a 24% minority equity interest in VoltDelta. VoltDelta plans to use the assets acquired from Nortel Networks to enhance the operation of its DOS business.

         Also on August 2, 2004, Volt Delta Resource Holdings, Inc. and Nuco I, Ltd., each a wholly-owned subsidiary of Volt, VoltDelta and Volt entered into a Members'Agreement (the "Members' Agreement") with Nortel Networks which provided for the management of VoltDelta and the respective rights and obligations of the equity owners thereof. The Members' Agreement provides that commencing two years from the date thereof Nortel Networks may exercise a put option or VoltDelta may exercise a call option, in each case to effect the purchase by VoltDelta of Nortel Networks' minority equity interest in VoltDelta. If either party exercises its option between the second and third year from the date of the Members' Agreement, the price paid to Nortel Networks for its 24% minority equity interest will be the product of the revenue of VoltDelta for the twelve month period ended as of the fiscal quarter immediately preceding the date of option exercise (the "VoltDelta Revenue Base") multiplied by 70% of the enterprise market value to revenue formula index of specified comparable companies (which index shall not exceed 1.8), times Nortel Networks' ownership interest in VoltDelta (the amount so calculated would not exceed 30% of the VoltDelta Revenue Base), with a minimum payment of US$25 million and a maximum payment of US$70 million. If the option is exercised after three years from the date of the Members' Agreement, the price paid will be a mutually agreed upon amount.

         In addition, on July 29, 2004, Volt entered into a First Amendment to the Amended and Restated Credit Agreement dated as of April 12, 2004 among Volt, Gatton Volt Consulting Group Limited, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, as administrative agent, under which VoltDelta was released as a guarantor and collateral grantor under Volt's multibank credit facility as required under the Contribution Agreement.

         The above summary does not purport to be complete and is qualified in its entirety by reference to the exhibits to this Report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
-------  -------------------------------------------------------------------

         (a)    Financial Statements of Businesses Acquired

         (b)    Pro Forma Financial Information

                Volt will file the financial statements and pro forma financial information required by Item 7 not later than 75 days from August 2, 2004.

         (c)    Exhibits:

                2.1 Contribution Agreement made and entered into as of June 11, 2004 by and between Volt Delta Resources, LLC and Nortel Networks Inc.


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                2.2   Members'  Agreement  made and entered into as of August 2,
                      2004 by and between Volt Delta Resources, LLC, Nortel Networks Inc., Volt Delta Resource Holdings, Inc., Nuco I, Ltd. and Volt Information Sciences, Inc.

                2.3 First Amendment dated as of July 29, 2004 to the Amended and Restated Credit Agreement dated as of April 12, 2004 among Volt Information Sciences, Inc., Gatton Volt Consulting Group Limited, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, as administrative agent.


















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                                S I G N A T U R E
                                -----------------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      VOLT INFORMATION SCIENCES, INC.


Date     August 17, 2004              By: /s/ James J. Groberg
                                         --------------------------------
                                         James J. Groberg, Senior Vice President



















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


                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number      Description
--------    -----------

2.1 Contribution Agreement made and entered into as of June 11, 2004 by and between Volt Delta Resources, LLC and Nortel Networks Inc.

2.2 Members' Agreement made and entered into as of August 2, 2004 by and between Volt Delta Resources, LLC, Nortel Networks Inc., Volt Delta Resource Holdings, Inc., Nuco I, Ltd. and Volt Information Sciences, Inc.

2.3 First Amendment dated as of July 29, 2004 to the Amended and Restated Credit Agreement dated as of April 12, 2004 among Volt Information Sciences, Inc., Gatton Volt Consulting Group Limited, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, as administrative agent.


























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